I1 | P a g e Exhibit 10.1 EXECUTION COPY SECOND AMENDMENT TO EMPLOYMENT AGREEMENT THIS SECOND AMENDMENT (“Second Amendment”) dated October 29, 2024 amends the terms of the February 9, 2011 EMPLOYMENT AGREEMENT and the February 25, 2013 Amendment to Employment Agreement and Stock Options Agreements (collectively “Agreement”) between THE ESTÉE LAUDER COMPANIES INC., a Delaware corporation (the “Company”), and FABRIZIO FREDA, a resident of New York, New York (the “Executive” or “you”). The Agreement is amended as follows: 1. Employment Term Paragraph 1 is replaced in its entirety with the following: The Executive will remain employed through June 30, 2026 (the “Term of Employment”). 2. Duties and Extent of Services Paragraph 2(a) is replaced in its entirety with the following: (a) During the Term of Employment and until such time as the Company appoints his successor to begin in role (“Successor Appointment”), the Executive shall serve as (i) President and Chief Executive Officer, reporting to the Chair subject to the control of the Board of Directors, and (ii) a member of the Board of Directors. In such capacities, the Executive shall render such executive, managerial, administrative and other services as customarily are associated with and incident to such positions, and as the Company may, from time to time, reasonably require of him consistent with such positions. Subject to the roles described in the first sentence of Section 2(c), until the Successor Appointment, Executive shall be a full-time employee of the Company and shall exclusively devote all his business time and efforts faithfully and competently to the Company and shall diligently perform to the best of his ability all of the duties required of him as President and Chief Executive Officer, and in the other positions or offices of the Company or its subsidiaries or affiliates commensurate with this status as President and Chief Executive Officer assigned to him hereunder. Paragraph 2(b) is replaced in its entirety with the following: (b) Following the Successor Appointment, the Executive will serve as a Special Advisor to the Company, reporting to the Chair until his retirement on June 30, 2026 (“Special Advisor Period”). As Special Advisor, the Executive will no longer serve as President and Chief Executive Officer; will no longer be a Section 16 Officer; and will no longer serve as a member of the Board of Directors. As Special Advisor, you will faithfully and diligently perform services requested by the Chair as well as reasonably assist in the transition of all your areas of responsibility including any board service, with such Special Advisor responsibilities taking no less than 20% of your time.

I2 | P a g e Paragraph 2(c) is replaced in its entirety with the following: The Executive currently serves on the board of directors for BlackRock and Patrinvest, which the Company has previously approved. The parties agree that until June 30, 2025, the Executive will not serve on any additional external company boards, in advisory roles or operational roles for other organizations (collectively “external roles”) unless such roles are approved in advance by the Company through the EVP, Global Human Resources, EVP & General Counsel, and the Chair of the Compensation Committee of the Board of Directors. During the remainder of the Special Advisor Period, from July 1, 2025 through June 30, 2026, the Executive may serve in external roles, provided such roles: (1) are not competitive to the Company; (2) do not interfere with the Executive’s commitments to the Company; and (3) do not otherwise create a conflict of interest, unless such roles are approved in advance by the Company through the EVP, Global Human Resources, EVP & General Counsel, and the Chair of the Compensation Committee of the Board of Directors. With respect to the approval process, the parties agree that any such request to the Company must be made in writing and if such request is not responded to within 30 days of receipt, the external role will be considered approved. Paragraph 3(a) is replaced in its entirety with the following: 3(a) Base Salary. From the date of this Second Amendment until the end of the Term of Employment, the Executive shall be paid an annual Base Salary of $2,100,000. Subject to Section 6(j) of this Agreement, which has been renumbered 6(g) herein, all amounts of Base Salary provided for hereunder shall be payable in accordance with the regular payroll policies of the Company in effect from time to time. For purposes of clarity, the Executive shall not be entitled to any separation pay or severance after the conclusion of the Term of Employment. Paragraph 3(b) is replaced in its entirety with the following: 3(b) Incentive Bonus Compensation. The Executive shall be eligible to participate in the Company’s Executive Annual Incentive Plan or any subsequent Bonus Plan for executives (the “Bonus Plan”), with aggregate target bonus opportunities to be reviewed by the Compensation Committee from time to time. For FY2025 and FY2026, the aggregate target bonus opportunity each year shall be equal to $5,775,000 and shall be subject to Company performance and otherwise subject the terms and conditions of the Bonus Plan, which are incorporated herein by reference; provided, however, that the bonus payout with respect to any fiscal year shall be paid to Executive no later than the 15th day of the third month following the end of such fiscal year and the individual performance component of the bonus payout for FY2026 shall be based solely on his personal performance as Special Advisor.

I3 | P a g e Paragraph 4(b) is replaced in its entirety with the following: 4(b) Equity-Based Compensation – PRGP Incentive Plan The Executive shall be eligible to participate in the Company’s Profit Recovery and Growth plan incentive program for Fiscal 2025 only at a target of $3,125,000. If program metrics are achieved and there is a payout under this plan, the Executive shall receive an RSU grant in August of 2025. This grant will have a two-year cliff vesting, subject to terms of plan and approval by the Compensation Committee. Participation in this plan requires the Executive to be employed by ELC on the grant date of the award. Paragraph 4(c) is replaced in its entirety with the following: 4(c) Equity-Based Compensation – Annual Awards. The Executive has already received an equity grant for FY2025. For FY2026, the Executive will receive an annual equity-based compensation award under the Share Incentive Plan, (x) the terms of which will be consistent with the grants that other Company executive officers receive and (y) which will be consistent with the combination of RSUs, PSUs and/or options that other Company executive officers receive, with a value at the time of grant of $12,500,000, with the number of shares determined in accordance with procedures generally utilized by the Company for its financial reporting at the time of grant; provided, that, the grant will not be subject to an IP percentage adjustment; provided, however, at no time shall the aggregate grants during a fiscal year exceed or be in respect of more than 500,000 shares of Class A Common Stock, as outlined in the Agreement (“shares limitation”). For purposes of this calculation, shares underlying performance share units and other performance-based awards shall be at target performance, which means that that above-target performance payouts on performance share units or any other form of performance-based awards shall not be subject to this limitation). Executive will not be eligible for any equity grants after the FY2026 grant other than the PRGP Incentive Plan for FY2025 outlined in Paragraph 4(b) above. Paragraph 5(b) is modified as follows: The terms of 5(b) Perquisite Reimbursement; Financial Counseling remain in effect during the Employment Term and the reimbursements will apply to calendar year 2025 and 2026. Following his retirement on June 30, 2026, the Company will provide the financial counseling described in this section of up to $5,000 per year for calendar years 2027, 2028 and 2029. Paragraph 5 (c) is replaced in its entirety with the following: 5(c) Executive Auto. You have the option of either returning the car to the company or purchasing it at the value it is worth at the time it is returned, to be returned no later than the end of the Term of Employment. If you return the car before the end of the Term of Employment, the Executive may receive an automobile allowance in the gross monthly amount of $1,100.00 for the remainder of the Term of Employment. The Executive acknowledges that this will result in the receipt by him of additional taxable income.

I4 | P a g e Paragraph 5 (d) is replaced in its entirety with the following: Travel & Expenses. The Company agrees to reimburse the Executive for all reasonable and necessary travel (inclusive of first-class air and private air travel consistent with past practice), business entertainment and other business out-of-pocket expenses incurred or expended by him in connection with the performance of his duties hereunder upon presentation of proper expense statements or vouchers or such other supporting information as the Company may reasonably require of the Executive. The timing of payment of such reimbursements and presentation by the Executive of expenses incurred shall be in accordance with the rules described in Section 5(b). The Company agrees that during the Special Advisor Period, the Executive’s travel plans and means of travel (e.g. private plane, first class air travel) will be subject to the approval of the Chair. Paragraph 5 (e) is replaced in its entirety with the following: 5(e) Spousal/Companion Travel. For FY2025 and FY2026, the Executive may upon prior approval of the Chair arrange for his spouse/companion or domestic partner to accompany him on up to two (2) business related travel itineraries per fiscal year, on a reasonable basis, at Company expense. Any reimbursement for such travel shall require presentation of proper expense statements or vouchers or such other supporting information as the Company may reasonably require of the Executive and shall be payable within seventy-five (75) days after the end of the calendar year of presentment. The Executive acknowledges that participation in this program will result in the receipt by him of additional taxable income. Paragraph 5 (g) is replaced in its entirety with the following: Modification of Benefits. Notwithstanding anything to the contrary contained herein, the Company reserves the right with respect to any benefit set forth in this Section 5 to modify its plans or policies applicable to such benefit, including not to provide such benefit, provided any such changes are not made solely to deprive Executive of an agreed upon benefit and were also made to all other Executive Officers of the Company and shall be subject to approval of the Compensation Committee. Paragraph 5(h) is a new section: 5(h) is a new section. 5(h) Administrative Support. During your Employment Term, the Company will continue to provide you with your existing administrative assistant support team (collectively “Admin. Team”) at the Company’s expense until June 30, 2025; from July 1, 2025 through December 31, 2025, the Company will provide you with your two most senior members of the Admin. Team; and from January 1, 2026 until March 31, 2026, the Company will provide you with one senior member of the Admin. Team, unless an earlier date is requested by the Executive. Nothing in this Second Amendment will prevent the Admin. Team from seeking alternate employment within the Company or externally or participating in the Company restructuring, provided that the Company shall use commercially reasonable efforts not to take affirmative actions to transfer the Admin. Team within

I5 | P a g e the Company during the applicable time periods above. Beginning in October 2025 and until June 30, 2028, or at an earlier date if requested by the Executive, the Company will also provide you with one dedicated administrative assistant in Milan and an office in Milan at a Company facility at the Company’s expense. Paragraph 5(i) is a new section. 5(i) My Next Season. The Company agrees to provide you with access to My Next Season transition support which must be commenced within one year of June 30, 2026. Paragraph 5(j) is a new section. 5(j) Company Driver and Security. The Company agrees to provide you with a Company driver and security services as are currently in place through December 31, 2025 and the Company shall use commercially reasonable efforts not to take affirmative actions to change the current driver until December 31, 2025. Paragraph 5(k) is a new section. 5(k) Immigration Support. The Company agrees to provide you and your family with immigration support as needed through December 31, 2027. Paragraph 5(l) is a new section. 5(l) Gratis. You will be eligible for lifetime Gratis. An annual amount of $1,280 will be available at the beginning of each year. The Retiree Gratis Pass will be mailed shortly following your retirement and purchases can be made on Beauty Perks or at the Company Store. Paragraph 5(m) is a new section. 5(m) BlackCloak. The Company will provide you and your family with coverage under the BlackCloak (or similar) program for 3 years post separation through June 30, 2029 to the extent such program continues to be offered to other Executive Officers within the Company. Section 6. Termination is modified as set forth below: A new sentence is added before 6(a) to state the following: The parties acknowledge and agree that the Executive’s retirement and transition to Special Advisor do not constitute Termination for Cause, Termination Without Cause or Termination by Executive for Material Breach under the Agreement. For purposes of clarity, the Executive shall not be entitled to any separation pay or severance after the conclusion of the Term of Employment.

I6 | P a g e Through the end of the Term of Employment, the Termination provisions in Section 6 will apply as modified below. The parties acknowledge and agree that unless otherwise specified below, if the Executive’s employment is terminated before the end of the Term of Employment, the Executive will be paid or provided any remaining compensation or benefits, subject to the terms of applicable plans and this Agreement (other than any terms that require the continued employment as a condition to receiving or retaining any such compensation or benefits), that would have been owed but have not yet been paid to the Executive under this Agreement and Second Amendment. The timing of any such payments will be made in compliance with Code section 409A. Paragraph 6(a) is replaced in its entirety with the following: 6(a) Permanent Disability. In the event of the “permanent disability” (as hereinafter defined) of the Executive during the Term of Employment, the Company shall have the right, upon written notice to the Executive, to terminate the Executive’s employment hereunder, effective upon the giving of such notice (or such later date as shall be specified in such notice). In the event of such termination, the Executive will be paid or provided any remaining compensation or benefits, subject to the terms of applicable plans and this Agreement (other than any terms that require the continued employment as a condition to receiving or retaining any such compensation or benefits), that would have been owed but have not yet been paid to the Executive under this Second Amendment, provided, however, that the Company shall only be required to pay that amount of the Executive’s Base Salary which shall not be covered by short-term disability payments or benefits or long-term disability payments or benefits, if any, to the Executive under any Company plan or arrangement. In addition, upon termination for permanent disability, the Executive shall continue to participate, to the extent permitted by applicable law and regulations and the applicable benefit plan, program or arrangement, in any and all healthcare, life insurance and accidental death and dismemberment insurance benefit plans, programs or arrangements of the Company during the Disability Continuation Period (disregarding any required delay in payments under Section 6(g)). Thereafter, the Executive’s rights to participate in such programs and plans, or to receive similar coverage, if any, shall be as determined under such programs. The timing of any such payments will be made in compliance with Code section 409A. For purposes of this Section 6(a), “permanent disability” means any disability as defined under the Company’s applicable disability insurance policy or, if no such policy is available, any physical or mental disability or incapacity that renders the Executive incapable of performing the services required of him in accordance with his obligations under Section 2 hereof for a period of six (6) consecutive months or for shorter periods aggregating six (6) months during any twelve-month period. In the event of “permanent disability” after the Term of Employment ends, the Company shall have no further obligations under this Agreement, except that the Executive will be paid or provided any remaining compensation or benefits, subject to the terms of applicable plans and this Agreement, that would have been owed but have not yet been paid to the Executive under this Second Amendment. The timing of any such payments will be made in compliance with Code section 409A. Paragraph 6(b) is replaced in its entirety with the following: 6(b) Death. In the event of the death of the Executive during the Term of Employment, Executive’s

I7 | P a g e employment and this Agreement shall automatically terminate. In the event of Executive’s death during the Term of Employment, the Company shall provide Executive’s estate with the payments and benefits described in this Agreement, subject to the terms of applicable plans and this Agreement (other than any terms that require the continued employment as a condition to receiving or retaining any such compensation or benefits), that would have been owed but have not yet been paid to the Executive under this Second Amendment. In the event of death after the Term of Employment ends, the Company shall have no further obligations under this Agreement, except that the Executive’s estate will be paid or provided any remaining compensation or benefits, subject to the terms of applicable plans and this Agreement, that would have been owed but have not yet been paid to the Executive under this Second Amendment. The timing of any such payments will be made in compliance with Code section 409A. 6(c) Termination Without Cause is deleted in its entirety. Section 6(d) Termination With Cause is renumbered as 6(c) and otherwise remains unchanged. Section 6(e) Termination by Executive is renumbered as 6(d) and otherwise remains unchanged except that if Executive resigns before June 30, 2025, Executive shall also receive the benefits described in Section 5(h) for a transition period of 3 months following such termination. If Executive remains employed through June 30, 2025, he shall receive the benefits described in Section 5(h) for the entirety of the periods set forth in Section 5(h); provided, however, that if Executive becomes reemployed after June 30, 2025 and has administrative support in his new role, the Executive will adjust the Company’s admin support to what the Executive believes is reasonably necessary for transition support from the Company. Section 6(f) Termination by Executive for Material Breach is deleted in its entirety. Section 6(g) Change in Control is deleted in its entirety. Section 6(h) Certain Limitations is renumbered as 6(e) and otherwise remains unchanged. Section 6(i) Effect of Termination is renumbered as 6(f). The first sentence is modified to delete reference to the former subparagraph 6(c) (which has been deleted from the Agreement) and otherwise remains unchanged. Section 6(j) Section 409A of the Code is renumbered as 6(g) and otherwise remains unchanged. Subparagraph (i) is modified to delete reference to Section 6(c)(iv)(A) given the former subparagraph 6(c) was deleted from the Agreement and deletes the following language “any bonus payments under Section 6(c) (iv)(B) shall be paid in a single lump sum payment on the first business day following the expiration of such six-month period” given the former subparagraph 6(c) was deleted from the Agreement but otherwise remains unchanged. Paragraph 6 (k) is renumbered 6(h) and is replaced in its entirety with the following: Section 6(h) Relocation. Unless the Executive is terminated for “cause” under this Agreement, the Company will reimburse the Executive for the actual cost of relocating Executive and his family from the New York City area to Milan, Italy. Such reimbursement shall be subject to the Executive actually undertaking relocation by June 30, 2027. The relocation will be executed in accordance with the

I8 | P a g e Company’s current relocation policy with the following exceptions: (1) temporary housing will be increased from 30 days to 6 months; (2) storage of household goods increased from 60 days to 6 months; (3) shipment of household goods may be shipped to more than one location upon request of the Executive; and (4) the Executive and his family will be permitted to travel via first class for the relocation. Section 6(l) Release of Claims is renumbered as 6(i) and is replaced in its entirety with the following: Release of Claims. As a condition precedent to the receipt of payments (other than accrued but unpaid amounts) and benefits pursuant to this Second Amendment, the Executive, or in the case of his death or Disability that prevents the Executive from performing his obligation under this Section 6(i), his personal representative, or his beneficiary, if applicable, and the Company will execute an effective general release of claims (in a form satisfactory to the Company against the Company and its subsidiaries and affiliates and their respective directors, officers, employees, attorneys and agents; provided, however, that such effective release will not affect any right that the Executive, or in the event of his death, his personal representative or beneficiary, otherwise has to any vested benefits the Executive may have in any employee benefit plan of Company or any of its subsidiaries or affiliates. Section 6(m) Modification of Severance Payments and Benefit is deleted in its entirety. Section 8 Covenant Not to Compete is superseded in its entirety and replaced with the following: 8. Covenant Not to Compete. The Executive agrees that during the Employment Term, the Executive shall not, directly or indirectly, without the prior written consent of the Company: (a) solicit, entice, persuade or induce any employee, consultant, agent or independent contractor of the Company or of any of its subsidiaries or affiliates to terminate his, her or its employment with the Company or such subsidiary or affiliate, to become employed by any person, firm or corporation other than the Company or such subsidiary or affiliate or approach any such employee, consultant, agent or independent contractor for any of the foregoing purposes, or authorize or assist in the taking of any such actions by any third party (for purposes of this Section 8 (a), the terms “employee,” “consultant,” “agent” and “independent contractor” shall include any persons with such status at any time during the six (6) months preceding any solicitation in question). These non-solicitation provisions will remain in effect for a period of 1 year from the termination of the Executive’s employment for any reason; or (b) other than with the consent of the EVP, Global Human Resources, EVP & General Counsel, and the Chair of the Compensation Committee of the Board of Directors, directly or indirectly engage, participate, or make any financial investment in, or become employed by or render consulting, advisory or other services to or for any person, firm, corporation or other business enterprise, wherever located, which is engaged, directly or indirectly, in competition with the Business or any business of the Company or any of its subsidiaries or affiliates as conducted or any business proposed to be conducted at the time of the expiration or termination of the Executive’s employment with the Company and its subsidiaries and affiliates; provided, however, that nothing in this Section 8(b) shall be construed to preclude the Executive from making any investments in the securities of any business enterprise whether or not engaged in competition with the Company or any of its subsidiaries or

I9 | P a g e affiliates, to the extent that such securities construed to preclude the Executive from making any investments in the securities of any business enterprise whether or not engaged in competition with the Company or any of its subsidiaries or affiliates, to the extent that such securities are actively traded on a national securities exchange or in the over-the-counter market in the United States or on any foreign securities exchange and represent, at the time of acquisition, not more than 3% of the aggregate voting power of such business enterprise. These non-compete provisions will remain in effect for a period of 1 year from the termination of the Executive’s employment for any reason. Note that nothing is intended to modify the provisions of the applicable Option Agreement(s), Performance Share Unit Agreement(s) and Restricted Stock Unit Agreement(s) which shall remain in full force and effect and such equity agreements have provisions that impact equity upon undertaking competitive employment. Paragraph 11 is replaced in its entirety with the following: 11. Entire Agreement. This Agreement and Second Amendment constitute an integrated agreement, containing the entire understanding of the Parties with respect to the matters addressed herein and, except as set forth in the Agreement and this Second Amendment, no representations, warranties or promises have been made or relied on by the Parties. The Agreement and this Second Amendment shall prevail over any prior communications between the Parties or their representations relative to matters addressed herein. Paragraph 19 is replaced in its entirety with the following: 19. Additional Agreements: (a) Cooperation. The Executive agrees that, both during and after your employment with the Company, you shall reasonably cooperate with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while you were employed by the Company. During and after your employment, you also agree to reasonably cooperate with the Company in connection with any investigation or review of any federal, state or local regulatory authority, or internal investigation by the Company, in each case as any such investigation or review relates to events or occurrences that transpired while you were employed by the Company. Your reasonable cooperation in connection with such claims, actions and investigations shall include, but not be limited to: (i) being available to the Company upon reasonable notice, at mutually convenient times, to meet with counsel for interviews and factual investigations; (ii) being available to the Company upon reasonable notice, at mutually convenient times, to meet with counsel to prepare for discovery or trial; (iii) appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; and (iv) providing to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into your possession. The Company shall reimburse you for any reasonable out-of- pocket expenses incurred in connection with your performance of obligations pursuant to this Section (including without limitation any travel and lodging expenses which shall be provided on the same basis as when Executive was Chief Executive Officer of the Company, including obtaining prior approval as appropriate); and (b) Confidential Information/Return of Company Property. In accordance with Section 7 of the Agreement, Executive confirms that on or before June 30 2026, you will return or delete all confidential information in the Executive’s possession that is not on Company premises and will return any Company equipment or other property. The Executive will be permitted to transfer or access your personal contact information in Outlook and/or on your cell

I10 | P a g e phone. The Company agrees to transfer your current cell phone number to you. The parties agree that should the Executive wish to use or disclose Company owned information in connection with teaching or publishing opportunities, the Executive must vet the specific information at issue and obtain approval in advance by the Company through the EVP, Global Human Resources, EVP & General Counsel and the Chair. IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above. THE ESTĒE LAUDER COMPANIES INC. Fabrizio Freda By: /s/Michael O’Hare /s/ Fabrizio Freda Michael O’Hare Executive Vice President, Global Human Resources Date: Oct 29th, 2024 Date: Oct 28, 2024